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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Municipal Investment Trust Fund, Insured Series 401, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-65309 of our report dated November 20, 1998 relating to the Statement of Condition of Municipal Investment Trust Fund, Insured Series 401, Defined Asset Funds, and to the reference to us under the heading 'How the Fund Works--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
November 20, 1998